Exhibit 99.1

FOR IMMEDIATE RELEASE
February 2, 2023	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE FIRST FISCAL QUARTER ENDING DECEMBER 27, 2022

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of the Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard restaurant brands, today reported financial results for the first fiscal quarter ended December 27, 2022.

Key highlights of the Company’s financial results include:

•	Total Revenues for the quarter increased 1.5% to $33.4 million compared to fiscal 2022 first quarter

•	Total Restaurant Sales for Bad Daddy’s restaurants were $25.2 million for the quarter

•	Same Store Sales[1] for company-owned Bad Daddy’s restaurants increased 2.4% for the quarter

•	Total Restaurant Sales for Good Times restaurants were $8.0 million for the quarter

•	Same Store Sales for company-owned Good Times restaurants increased 3.0% for the quarter

•	Net Loss Attributable to Common Shareholders was $0.1 million for the quarter

•	Adjusted EBITDA[2] (a non-GAAP measure) for the quarter was $0.7 million

•	The Company ended the quarter with $6.9 million in cash and no long-term debt

Ryan M. Zink, the Company’s Chief Executive Officer, said, “During this first quarter of fiscal 2023, we continued to experience challenges with inflationary pressure, particularly at the Good Times brand where our cost of sales increased significantly compared to last year’s quarter with lesser increases throughout the rest of the P&L. These increases in cost of sales have been primarily driven by increases in beef cost, though we have experienced increased costs of other products including buns and burger toppings. We increased prices by 3.4% at the start of calendar 2023 which will partially offset the increases we have seen in cost of sales and should also temper the impact of the eight percent minimum wage increase in Colorado. Though our mission continues to be in long-term profitability, the extent of the input costs we are seeing, coupled with the longer-term forward outlook on beef prices is driving increased focus on cost savings at the restaurant level. We continue to invest in this brand and are on target with our signage replacement program where we expect to replace all of the signage throughout the system by the end of fiscal 2024.”

Mr. Zink continued, “At Bad Daddy’s we experienced improvement on the cost of sales line, as our primary suppliers of certain commodities are different from Good Times and are contracted based upon different pricing strategies. I am pleased with the relatively tame restaurant-level operating profit erosion we saw in the first quarter at Bad Daddy’s and expect some sequential improvement in restaurant margins in the second fiscal quarter” Zink concluded. Subsequent to the end of the quarter we acquired all of the membership interests in five Bad Daddy’s that previously were jointly owned with individuals associated with the founder of the concept. The landlord at our upcoming Huntsville location is nearing completion of the building and we continue to target a late summer opening for that new Bad Daddy’s location.”

“Our sales momentum at both brands is impressive and I am grateful and appreciative for the efforts of our team members and operations management teams who continue to execute our concepts, delivering next-level service experiences and food and beverage that we believe drive customer loyalty to our brands, which are all part of the foundation of our long-term success,” Zink concluded.

1 Sales store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all units open for at least 18 full fiscal months, and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks

2 For a reconciliation of Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

1

Conference Call: Management will host a conference call to discuss its first quarter 2023 financial results on Thursday, February 2, 2023 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer and Matthew Karnes, its Senior Vice President of Finance.

The conference call can be accessed live over the phone by dialing 844-210-2831 and entering Participant access code 2024033. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, and licenses 41 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly owned subsidiaries, Good Times Restaurants Inc. owns, operates and franchises 31 Good Times Burgers & Frozen Custard restaurants primarily in Colorado. Good Times is a regional quick-service concept featuring 100% all-natural burgers and chicken sandwiches, signature wild fries, green chili breakfast burritos and fresh frozen custard desserts.

Forward Looking Statements Disclaimer: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the Company's financial performance and its cash flows from operations and general economic conditions, which could adversely affect the Company's results of operations and cash flows. These risks also include such factors as the disruption to our business from the COVID-19 pandemic and the impact of the pandemic on our results of operations, financial condition and prospects which may vary depending on the duration and extent of the pandemic and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, the impact and duration of staffing constraints and wage increases for employees at our restaurants, the impact of supply chain constraints and the current inflationary environment, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 27, 2022 filed with the SEC, and other filings with the SEC.

Good Times Restaurants Inc. CONTACTS:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

2

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal First Quarter
	2023	2022
Statement of Operations	(13 weeks)	(13 weeks)
Net revenues:
Restaurant sales	$33,179	$32,676
Franchise revenues	215	240
Total net revenues	33,394	32,916

RESTAURANT OPERATING COSTS:
Food and packaging costs	10,607	10,226
Payroll and other employee benefit costs	11,548	11,177
Restaurant occupancy costs	2,458	2,328
Other restaurant operating costs	4,492	4,138
Preopening costs	-	50
Depreciation and amortization	910	984
Total restaurant operating costs	30,015	28,903

General and administrative costs	2,375	2,705
Advertising costs	894	641
Franchise costs	3	5
Gain on restaurant asset sales and lease termination	-	(614)

INCOME FROM OPERATIONS	107	1,276

Interest expense, net	(12)	(18)

NET INCOME BEFORE PROVISION FOR INCOME TAXES	$95	$1,258

PROVISION FOR INCOME TAXES	-	8

NET INCOME	95	1,250

Income attributable to non-controlling interests	(222)	(920)

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(127)	$330

BASIC AND DILUTED INCOME PER SHARE:
Net (loss) income attributable to Common Shareholders	$(.01)	$.03

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	12,041,628	12,522,471
Diluted	12,041,628	12,684,979

3

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

Balance Sheet Data	December 27, 2022	December 28, 2021
Cash and cash equivalents	$6,914	$7,640

Current assets	$11,389	$12,871

Total assets	$84,238	$93,394

Current liabilities	$13,431	$12,828

Stockholders’ equity	$26,810	$31,589

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar		Good Times Burgers & Frozen Custard
	Fiscal First Quarter
	2023 (13 weeks)	2022 (13 weeks)	2023 (13 weeks)	2022 (13 weeks)

Restaurant sales	$25,165	$24,590	$8,014	$8,086
Restaurants opened during period	-	-	-	-
Restaurants closed during period	-	-	-	-
Restaurants open at period end	40	39	23	24

Restaurant operating weeks	520.0	507.0	299.0	312.0

Average weekly sales per restaurant	$48.4	$48.5	$26.8	$25.9

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar					Good Times Burgers & Frozen Custard			Good Times Restaurants Inc.
	------------------------------------------------Fiscal First Quarter Ended ------------------------------------------------
	December 27, 2022 (13 weeks)		December 28, 2021 (13 weeks)		December 27, 2022 (13 weeks)		December 28, 2021 (13 weeks)		Dec 27, 2022 (13 wks)	Dec 28, 2021 (13 wks)

Restaurant sales	$25,165	100.0%	$24,590	100.0%	$8,014	100.0%	$8,086	100.0%	$33,179	$32,676
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	7,973	31.7%	7,812	31.8%	2,634	32.9%	2,414	29.9%	10,607	10,226
Payroll and benefits costs	8,754	34.8%	8,418	34.2%	2,794	34.9%	2,759	34.1%	11,548	11,177
Restaurant occupancy costs	1,732	6.9%	1,649	6.7%	726	9.1%	679	8.4%	2,458	2,328
Other restaurant operating costs	3,521	14.0%	3,285	13.4%	971	12.1%	853	10.5%	4,492	4,138
Restaurant-level operating profit	$3,185	12.7%	$3,426	13.9%	$889	11.1%	$1,381	17.1%	$4,074	$4,807

Franchise revenues									215	240
Deduct - Other operating:
Depreciation and amortization									910	984
General and administrative									2,375	2,705
Advertising costs									894	641
Franchise costs									3	5
Gain on restaurant asset sale									-	(614)
Pre-opening costs									-	50
Total other operating									4,182	3,771

Income from operations									$107	$1,276

5

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2023 and fiscal 2022, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Fiscal First Quarter Ended
	December 27, 2022 (13 weeks)	December 28, 2021 (13 weeks)

Net (Loss) income, as reported	$(127)	$330
Depreciation and amortization [3]	867	1,004
Interest expense, net	12	18
Provision for income taxes	-	8
EBITDA	752	1,360
Pre-opening expense	-	50
Non-cash stock-based compensation	46	95
GAAP rent-cash rent difference	(124)	(73)
Gain on restaurant asset sales and lease termination [4]	-	(484)
One-time special allocation to Bad Daddy’s partnerships[5]	-	516
Adjusted EBITDA	$674	$1,464

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

3 Depreciation and amortization expense have been reduced by amounts attributable to non-controlling interests of $66,000 thousand and $67,000 for the quarters ended December 27, 2022 and December 28, 2021, respectively.

4 Gain on restaurant asset sales and lease termination has been reduced by amounts attributable to non-controlling interests of $0.00and $130,000 for the quarters ended December 27, 2022 and December 28, 2021, respectively.

5 Amount represents the portion of a one-time payroll cost rebate attributable to the non-controlling partners in these partnerships for the quarter ended December 28, 2021.

6

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use Adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of Adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.